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                                                                   EXHIBIT T-1.7

                    UNITED STATES TRUST COMPANY OF NEW YORK
                      CONSOLIDATED STATEMENT OF CONDITION
                              SEPTEMBER 30, 2000
                              ------------------
                               ($ IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                              $  119,590
Short-Term Investments                                                   65,126


Securities, Available for Sale                                          561,915


Loans                                                                 2,780,062
Less: Allowance for Credit Losses                                        17,793
                                                                     ----------
   Net Loans                                                          2,762,269
Premises and Equipment                                                   64,452
Other Assets                                                            262,004
                                                                     ----------
   Total Assets                                                      $3,835,356
                                                                     ==========

LIABILITIES
-----------
Deposits:
   Non-Interest Bearing                                              $  763,271
   Interest Bearing                                                   2,060,401
                                                                     ----------
     Total Deposits                                                   2,823,672

Short-Term Credit Facilities                                            516,480
Accounts Payable and Accrued Liabilities                                192,956
                                                                     ----------
   Total Liabilities                                                 $3,533,108
                                                                     ==========

STOCKHOLDER'S EQUITY
--------------------
Common Stock                                                             14,995
Capital Surplus                                                         126,551
Retained Earnings                                                       162,347
Unrealized Loss on Securities
   Available for Sale (Net of Taxes)                                     (1,645)
                                                                     ----------

Total Stockholder's Equity                                              302,248
                                                                     ----------
   Total Liabilities and
   Stockholder's Equity                                              $3,835,356
                                                                     ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

December 22, 2000